UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2006

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 21, 2006, the Board of Directors of American Medical Alert Corp. (the "Company") appointed Gregory Fortunoff to serve as an additional director of the Company. On April 21, 2006, the Company issued a press release announcing Mr. Fortunoff's addition to the Board of Directors. A copy of the press release is filed herewith as Exhibit 99.1.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release announcing the addition of Mr. Gregory Fortunoff to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2006
AMERICAN MEDICAL ALERT CORP.

	By:	/s/ Jack Rhian
Name: Jack Rhian Title: President and Chief Operating Officer